PROXY

This Proxy Solicited by the Board of Directors of
DYNCORP
for the Special Meeting of Stockholders on                        , 2003

        The undersigned hereby appoints Dan R. Bannister and Paul V. Lombardi, and either of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of DynCorp (the "Company") that the undersigned is entitled to vote, at the Special Meeting of Stockholders of the Company to be held on                        , 2003, and at any adjournments thereof with all powers the undersigned would possess if personally present, as follows on the reverse side of this proxy card.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN.

(Continued on Other Side, Please Sign and Date on Other Side, and Return in Enclosed Envelope)

The Proxy when properly executed will be voted in the manner directed herein. If you sign and return this Proxy without direction, this Proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger, dated as of December 13, 2002, among Computer Sciences Corporation, Garden Acquisition LLC and DynCorp.	Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote FOR proposal 1.	FOR	AGAINST	ABSTAIN
1. Approval and Adoption of the Agreement and Plan of Merger, dated as of December 13, 2002, among Computer Sciences Corporation, Garden Acquisition LLC and DynCorp.	☐	☐	☐	PROXY VOTING INSTRUCTION CARD
2. In their discretion, upon such other matters, as may properly come before the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Your vote is important. Casting your vote in the manner described on the attached proxy card votes all shares common stock of DynCorp that you are entitled to vote.
Please consider the issues discussed in the proxy statement and cast your vote by completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐
Please disregard if you have previously provided your consent decision. ☐

By checking the box to the right, I consent to the future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand I may revoke my consent at anytime by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date
NOTE: Please sign here personally. Signature of stockholder(s) should correspond directly with name(s) in which shares are registered. If the stock is registered in more than one name, each joint owner or fiduciary should sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.